                                                                     EXHIBIT 4.6


                                                                  EXECUTION COPY
                           MJD COMMUNICATIONS, INC.
                                 $200,000,000
            $125,000,000 9-1/2% Senior Subordinated Notes due 2008
                 $75,000,000 Floating Rate Callable Securities
                                   due 2008

                              PURCHASE AGREEMENT


                                                              New York, New York
                                                                  April 30, 1998

To:  SALOMON BROTHERS INC
     BT ALEX. BROWN INCORPORATED
     NATIONSBANC MONTGOMERY SECURITIES LLC
     DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

In care of:

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

          MJD Communications, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Purchasers"), $125,000,000 aggregate principal amount of its 9-1/2% Senior Subordinated Notes due 2008 (the "Fixed Rate Notes") and $75,000,000 aggregate principal amount of its Floating Rate Callable Securities due 2008 (the "Floating Rate Notes" and, together with the Fixed Rate Notes, the "Securities"). The Securities are to be issued under an indenture (the "Indenture") dated as of May 5, 1998, between the Company and United States Trust Company of New York, as trustee (the "Trustee").

          The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable after the execution and delivery of this Agreement.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated April 14, 1998 (the "Preliminary Memorandum"), and a final offering memorandum, dated April 30, 1998 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement thereto subsequent to the Execution Time.

          The holders of the Securities will be entitled to the benefits of the Registration Agreement dated the date hereof, between the Company and the Purchasers (the "Registration Agreement").

          Capitalized terms used herein without definition have the respective meanings assigned to them in the Final Memorandum.

          1.   Representations and Warranties. The Company represents and
               ------------------------------
warrants to, and agrees with, the Purchasers as set forth below in this Section
1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact (other than pricing terms and other financial terms for the Securities intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no
                                           --------  -------
     representation or warranty is made as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b) hereof.

          (b) The Company has not taken nor will it take, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the offering of the Securities.

          (c) None of the Company, any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) or any person acting on its or their behalf has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (e) None of the Company, any of its Affiliates or any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (f) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

          (g) The Company has full corporate power and authority to enter into this Agreement, the Registration Agreement, the Indenture and the

     Securities and to perform the transactions contemplated hereby and thereby (the "Transactions"). This Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company. The execution and delivery of the Indenture has been duly authorized by the Company, and the Indenture, when duly executed and delivered by the parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (h) The Securities have been duly authorized for issuance and sale by the Company to the Purchasers, and when duly executed, authenticated, issued and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, the Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (i) The execution, delivery and performance of this Agreement, the Registration Agreement, the Indenture and the Securities by the Company and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the articles of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries (as defined below), (ii) any material statute, rule or regulation applicable to the Company or any Subsidiary or any order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their respective properties, except for any such breach, violation or default that individually and in the aggregate could not reasonably be expected to have a material adverse effect on the business, condition

     (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or on the consummation of the Transactions (any such event, a "Material Adverse Effect"), (iii) any agreement or instrument relating to borrowed money to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject, including the Credit Agreement dated March 30, 1998, among the Company, NationsBank of Texas, N.A., Bankers Trust Company and the lenders party thereto (the "Credit Agreement"), except for such breach, violation, or default that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect or (iv) any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject, except for such breach, violation, or default that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body that has not already been obtained is required for the execution and delivery of this Agreement, the Registration Agreement, the Indenture or the Securities or for the consummation of the Transactions, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Purchasers and except such as may be required under the Securities Act with respect to the Registration Agreement and the transactions contemplated thereunder and except for such consents, approvals, authorizations or orders that, if not obtained, individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect. The term "Subsidiary" means each person of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company.

          (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (k) No registration of the Securities under the Securities Act is required in connection with the sale of the Securities to the Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Purchasers in accordance with Section 4 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Agreement), the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or are purchasing pursuant to Regulation S under the Securities Act as set forth in the Final Memorandum, (ii) the accuracy of the Purchasers' representations in Section 4 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Purchasers and the initial resale thereof and (iii) the accuracy of the representations made by each person who purchases Securities in the initial resale as set forth in the Final Memorandum.

          2.   Purchase and Sale. Subject to the terms and conditions and in
               -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, severally and not jointly, (i) in the case of the Fixed Rate Notes, at a purchase price of 97.0% of the principal amount thereof and (ii) in the case of the Floating Rate Notes, at a purchase price of 97.0% of the principal amount thereof, in each case plus accrued interest, if any, from May 5, 1998, to the Closing Date, the principal amount of Securities set forth opposite each Purchaser's name in Schedule I hereto.

          3.   Delivery and Payment. Delivery of and payment for the Securities
               --------------------
shall be made at 10:00 AM, New York City time, on May 5, 1998, or such later date as the Purchasers and the Company may agree or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds to a U.S. dollar account in the United States previously designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Purchasers not less than two business days prior to the Closing Date. Delivery of the Securities shall be made at the office of Cravath, Swaine & Moore ("Counsel for the Purchasers"), 825 Eighth Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than two full business days in advance of the Closing Date.

          The Company agrees to have the Securities available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4.   Offering of Securities. Each Purchaser severally and not jointly
               ----------------------
(i) acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) represents and warrants to and agrees with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) pursuant to Regulation S.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.

          5.   Agreements. The Company agrees with the Purchasers that:
               ----------

          (a) The Company will furnish to the Purchasers, without charge, as many copies of the Final Memorandum and any supplements or amendments thereof or thereto as the Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

          (b) The Company will not amend or supplement the Final Memorandum without prior consent of the Purchasers, which consent will not be unreasonably withheld.

          (c) If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with any applicable law, the Company promptly will notify the Purchasers of the same and, subject to paragraph (b) of this Section 5, will prepare and provide to the Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement that will correct such statement or omission or effect such compliance.

          (d) The Company will cooperate with the Purchasers in arranging for the qualification of the Securities for sale under the laws of such jurisdictions as the Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities, provided that in no event shall the Company be obligated to (i)
                 --------
     qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits (other than those suits arising out of the offering or sale of the Securities) in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject. The Company promptly will advise the Purchasers of the receipt by it of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Company will not, and will not permit any of its Affiliates under the Company's control to, resell any Securities that have been acquired by any of them.

          (f) None of the Company, any of its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement..

          (g) None of the Company, any of its Affiliates or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to or in compliance with
     Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

          (i) None of the Company, any of its Affiliates or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities except pursuant to a registered public offering as provided in the Registration Agreement and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) The Company will cooperate with the Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) The Company hereby agrees to permit the Securities to be designated Portal eligible securities, will pay the requisite fees related thereto and has been advised by The Portal Market that the Securities have or will be designated Portal eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (l) The Company will not, until 180 days following the Closing Date, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company (other than (i) the Securities and (ii) pursuant to a registered public offering as provided in the Registration Agreement). The Company will not at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities as contemplated by this Agreement and the Final Memorandum.

          (n) The Company will apply the net proceeds from the sale of the Securities sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Final Memorandum.

          6.   Conditions to the Obligations of the Purchasers. The obligations
               -----------------------------------------------
of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to the Purchasers the opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, dated the Closing Date, to the effect that:

               (i) each of the Company and its Subsidiaries has been duly incorporated and is in good standing as a corporation under the laws of the respective jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and, based on certificates from applicable government officials, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases material properties or conducts material business, other than such jurisdictions where failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (ii) all the outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, and based solely on a review of the stock ledgers of the Company and its Subsidiaries, all outstanding shares of capital stock of any Subsidiary of the Company are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest and, to the best of such counsel's knowledge, any other security interests, claims or encumbrances;

               (iii) the Company's authorized equity capitalization is as set forth in the Final Memorandum;

               (iv) the information contained in the Final Memorandum under the headings "Risk Factors--Regulation", "Regulation", "Certain U.S. Federal

          Tax Considerations", and the third paragraph under the heading "Business--Industry Overview", fairly summarizes the matters therein described;

               (v) the Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

               (vi) no consent, approval, authorization or order of, or filing or registration with (collectively, the "consents"), any court or governmental agency or body (other than the Federal Communications Commission (the "FCC") or any state public utility or similar commission (each such commission a "PUC"), as to which such counsel will express no opinion) is required for the execution, delivery and performance of this Agreement, the Indenture, the Registration Agreement and the Securities or for the consummation of the Transactions, except for such consents that, if not obtained, individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect and except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Purchasers and such other approvals (specified in such opinion) as have been obtained and except such as may be required under the Securities Act with respect to the Registration Agreement and the transactions contemplated thereunder;

               (vii) none of the issue and sale of the Securities, the execution and delivery of this Agreement, the Registration Agreement or the Indenture, the fulfillment of the terms hereof or thereof or the consummation of the Transactions will conflict with, result in a breach or violation of, or constitute a default under any law or the articles or by-laws of the Company or any Subsidiary or the terms of the Credit Agreement or any indenture or other agreement or instrument known to such counsel and to which the Company or any Subsidiary is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any Subsidiary, except with respect to this subsection (vii), for any such conflict, breach, violation or default (A) that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect or (B) arising under laws, rules or regulations promulgated by the FCC or any PUC;

               (viii) the Company has full corporate right, power and authority to execute and deliver the Indenture, the Securities, the Registration Agreement and this Agreement and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Indenture, the Securities, the Registration Agreement and this Agreement and for the consummation of the Transactions has been duly and validly taken;

               (ix) this Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company;

               (x) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); the Securities are in the form contemplated by the Indenture and have been duly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will be duly and validly issued and outstanding and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and the statements set forth under the heading "Description of Notes" in the Final Memorandum, insofar as such statements purport to summarize the provisions of the Securities and the Indenture, provide a fair summary of such provisions;

               (xi) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or to which any of the properties of the Company or any of the Subsidiaries is subject that would be required to be disclosed in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act, that is not adequately disclosed in the Final Memorandum;

               (xii) the Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom, will not be, an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder, without taking account of any exemption arising out of the number of holders of the Company's securities; and

               (xiii) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act is necessary, for the offer, sale and delivery of the Securities in the manner contemplated by this Agreement.

          Such counsel shall also state that they have no reason to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such counsel shall express no such belief regarding the financial statements and the notes and schedules thereto and other financial data contained in the Final Memorandum).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to Counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

          The opinion and letter of such counsel shall be rendered to the Purchasers at the request of the Company and shall so state therein.

          All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (b) The Company shall have furnished to the Purchasers the opinions of the following local counsel, or such other counsel as shall be reasonably acceptable to the Purchasers: Gorsuch Kirgis L.L.C., special Colorado counsel to Big Sandy Telecom, Inc., Columbine Telephone Company, Inc. and Sunflower Telephone Company, Inc.; Meyer, Capel, Hirschfeld, Muncy, Jahn & Aldeen, P.C., special Illinois counsel to C-R Communications, Inc. and Odin Telephone Exchange, Inc.; James M. Caplinger, special Kansas counsel to Bluestem Telephone Company and Sunflower Telephone Company, Inc.; Preti, Flaherty, Beliveau & Pachios, LLC, special Maine counsel to Sidney Telephone Company and Northland Telephone Company of Maine, Inc.; Devine, Millimet & Branch, special New Hampshire counsel to Northland Telephone Company of Maine, Inc.; Harter, Secrest & Emery, special New York counsel to Chautauqua & Erie

     Telephone Corporation and Taconic Telephone Corp.; Moss & Barnett, special South Dakota counsel to Kadoka Telephone Co.; Miller, Eggleston & Cramer, Ltd., special Vermont counsel to STE/NE Acquisition Corp. d/b/a Northland Telephone Company of Vermont and Lane, Powell, Spears & Lubersky LLP, special Washington counsel to Ellensburg Telephone Company. The opinion of each such counsel shall be dated as of the Closing Date and to the effect that:

               (i) no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body of the State to which such local counsel's opinion relates including, without limitation, the Public Utilities Commission of such State, is necessary in connection with the issuance by the Company of the Securities or for the consummation of the Transactions;

               (ii) each Subsidiary of the Company to which such local counsel's opinion relates (A) has complied with the laws of such State relating to such Subsidiary's corporate power to own and operate the properties that it owns and operates in such State and (B) is the valid holder of all approvals, consents, orders, permissions, authorizations, and licenses of, and has made all registrations and filings with, the PUC of such State that are required for the conduct of its business as a regulated provider of telecommunications services in such State;

               (iii) to the best knowledge of such counsel, there is no pending or threatened action, suit, or proceeding before any court or governmental agency, authority or body or any arbitrator involving any of the Subsidiaries to which such counsel's opinion relates or any of their respective properties that seeks, or could reasonably be expected, to rescind, terminate, modify or suspend any approval, consent, permission, authorization, order or license of or registration with any governmental authority or regulatory body; and

               (iv) neither the issuance by the Company of the Securities nor the consummation of the

                    Transactions will violate any law, rule, regulation, policy, order, procedure or judgment of any governmental authority or regulatory body, including any PUC, of such State.

                    The opinion and letter of each such local counsel shall be rendered to the Purchasers at the request of the Company and shall so state therein.

                    (c) The Company shall have furnished to the Purchasers the opinion of Blooston, Mordkofsky, Jackson & Dickens, special communications counsel to the Company and its Subsidiaries, dated the Closing Date, to the effect that:

                         (i) the issuance by the Company of the Securities and the consummation of the Transactions will not violate the Communications Act of 1934, as amended, or any rule, regulation, policy, order or decision of the FCC (the "FCC");

                         (ii) no approval, consent or authorization of or filing with the FCC is required in connection with the issuance of the Securities by the Company or the consummation of the Transactions; and

                    The opinion and letter of such counsel shall be rendered to the Purchasers at the request of the Company and shall so state therein.

                    (d) The Purchasers shall have received from Counsel for the Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                    (e) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chief Executive Officer and President and the Chief Financial Officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum, this Agreement and the Registration Agreement and that:

                         (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                         (ii) since the date of the most recent financial
                    statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has not been, and no development has occurred that could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), properties, business or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Final Memorandum (exclusive of any amendment or supplement thereto).

                    (f) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

                         (i) in their opinion the audited financial statements and financial statement schedules included in the Final Memorandum and reported on by them, comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                         (ii) based upon the procedures detailed in such letter
                    with respect to the period subsequent
                    to the date of the latest audited financial statements included in the Final Memorandum, including the reading of the minutes and inquiries of certain officials of the Company who have responsibility for the financial and accounting matters and certain other limited procedures requested by the Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that:

                              (A) with respect to the period subsequent to December 31, 1997, there were any changes, at a specified date not more than five business days prior to the date of such letter, in the total debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries, as compared with the amounts shown on the December 31, 1997, consolidated balance sheet included in the Final Memorandum, or for the period from January 1, 1998, to such specified date there were any decreases, as compared with the corresponding period in the preceding fiscal year, in net sales, operating income, net income or EBITDA, as defined in the Final Memorandum under "Selected Financial Data", in each case on an actual basis and pro forma for the 1997 Acquisitions, except in all instances for changes set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers; or

                              (B) the information included under the headings "Summary Consolidated Financial and Operating Data", "Selected Consolidated Financial and Operating Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Summary Compensation Table" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                         (iii) they have performed certain other specified
                    procedures as a result of which they deter mined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical informa tion derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Summary", "Summary Consolidated Financial and Operating Data", "Risk Factors", "Use of Proceeds", "Capitalization", "Selected Consolidated Financial and Operating Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Summary Compensation Table", "Security Ownership of Certain Beneficial Owners and Management", "Certain Relationships and Related Transactions", "Description of Notes" and "Legal Matters" in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                         (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Final Memorandum (the "pro forma financial statements"); carrying out certain specified procedures; reading of minutes and inquiries of certain officials of the Company and those other companies included in the pro forma financial statements, which officials have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of such pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention that caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                    All references in this Section 6(f) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

                    (g) At the Execution Time, KPMG Peat Marwick LLP, independent public accountants to Taconic Telephone Corp.; Moss Adams LLP, independent public accountants to Ellensburg Telephone Company; Berry Dunn McNeil & Parker, independent public accountants to Utilities, Inc.; Ernst & Young LLP, independent public accountants to Chautauqua & Erie Telephone Corporation and Kiesling Associates, independent public accountants to Big Sandy Telecommunications, Inc., shall each have furnished to the Purchasers a letter, dated as of the Execution Time and in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the AICPA and stating in effect that in their opinion, the audited financial statements and financial statement schedules included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act.

                    (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this
               Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inad visable to market the Securities as contemplated by the Final Memorandum .

                    (i) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of the Securities by any "nationally recognized statistical rating organization" (as defined for purposes of

     Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or that such organization has under surveillance or review (other than any such notice that relates only to a possible upgrading) its rating of the Securities or any of the Company's other debt securities.

          (j) If the acquisition by the Company of Ellensburg Telephone Company is consummated prior to the Closing Date, the Company shall have received an additional equity contribution of $15 million, in the aggregate, from Kelso & Company ("Kelso") and Carousel Capital Partners, L.P. ("Carousel" and, together with Kelso, the "Equity Investors").

          (k) Each of the Equity Investors shall have granted its consent to the issuance by the Company of the Securities.

          (l) Each of NationsBank of Texas, N.A. and Bankers Trust Company, as agents under the Credit Agreement, shall have granted its consent to the issuance by the Company of the Securities, and for the Company to consummate each of the Transactions, including, without limitation, the consummation of the Ellensburg Put Option as it is described in the Final Memorandum and the Indenture.

          (m) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and Counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancelation shall be given to the Company in writing or by telephone confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Purchasers, 825 Eighth Avenue, New York, New York, on the Closing Date.

          7.   Reimbursement of Expenses. If the sale of the Securities provided
               -------------------------
for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, in each case other than by reason of a default by the Purchasers, the Company will reimburse the Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.   Indemnification and Contribution. (a) The Company agrees to
               --------------------------------
indemnify and hold harmless each Purchaser, each director, officer, employee and agent of any Purchaser and each other person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the

Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b); and provided further, however, that with respect to
                               -------- -------  -------
any untrue statement or omission of a material fact made in any Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned in any initial resale of the Securities by the Purchaser, to the extent that any such loss, claim, damage or liability of such Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum, (ii) the Company had previously furnished copies of the Final Memorandum to the Purchasers and (iii) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) Each Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchasers, but only with reference to written information relating to the Purchasers furnished to the Company by or on behalf of the Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto). This indemnity agreement will be in addition to any liability that the Purchasers may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum (or in any amendment or supplement thereto) constitute the only information furnished in writing by or on behalf of the Purchasers for inclusion in the Preliminary

Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless it did not otherwise learn of such action and then only to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such
                                             --------  -------
counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to one local counsel in each jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers (severally and not jointly) agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the offering of the Securities; provided,
                                                                 --------
however, that in no case shall any Purchaser be responsible for any amount in
-------
excess of the purchase discount or commission applicable to the Securities purchased by such Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers (severally and not jointly) shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Purchasers on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.   Default by a Purchaser. If any one or more Purchasers shall fail
               ----------------------
to purchase and pay for any of the Securities agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of Fixed Rate Notes or Floating Rate Notes, as the case may be, set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Fixed Rate Notes or Floating Rate Notes, as the case may be, set forth opposite the names of all the remaining Purchaser(s)) the Securities that the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event
                                          --------  -------
that the aggregate principal amount of Securities that the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the

Company or any non-defaulting Purchaser for damages occasioned by its default hereunder.

          10.  Termination. This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market shall have been suspended or limited or minimum prices shall have been established on any such exchange or automated quotation system, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

          11.  Representations and Indemnities to Survive. The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers, the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

          12.  Notices. All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or sent by fax and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Morehead Place, 521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202, attention: Walter E. Leach, with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, attention: Neil Torpey, Esq.

          13.  Successors. This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no purchaser of the Securities from the Purchasers will be deemed a successor because of such purchase and no other person will have any right or obligation hereunder.

          14.  APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
               --------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

          15.  Business Day. For purposes of this Agreement, "business day"
               ------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

          16.  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          If the foregoing is in accordance with your under standing of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Purchasers.

                              Very truly yours,

                              MJD COMMUNICATIONS, INC.


                              by
                                ___________________________________
                                Name:
                                Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
BT ALEX. BROWN INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


  by  SALOMON BROTHERS INC

  by
    ______________________
    Name:
    Title:

                                  SCHEDULE I

                                            Principal       Principal
                                            Amount of       Amount of
                                            Fixed Rate    Floating Rate
                                           Notes to be     Notes to be
Purchasers                                  Purchased       Purchased
----------                                  ---------       ---------
Salomon Brothers Inc. . . . . . . . . . .   $              $

BT Alex. Brown Incorporated . . . . . . .

NationsBanc Montgomery
  Securities LLC. . . . . . . . . . . . .

Donaldson, Lufkin &
  Jenrette Securities
  Corporation . . . . . . . . . . . . . .
                                            ---------       ---------
            Total . . . . . . . . . . . .  $               $
                                            =========       =========

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
BT ALEX. BROWN INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


   by  SALOMON BROTHERS INC

   by
     ______________________
     Name:
     Title:

                                  SCHEDULE I

                                Principal      Principal
                                Amount of      Amount of
                                Fixed Rate   Floating Rate
                               Notes to be    Notes to be
Purchasers                      Purchased      Purchased
----------                      ---------      ---------
Salomon Brothers Inc........   $             $

BT Alex. Brown Incorporated

NationsBanc Montgomery
 Securities LLC.............

Donaldson, Lufkin &
 Jenrette Securities
 Corporation................
                                ---------      ---------
       Total................   $             $
                                =========      =========